     As filed with the Securities and Exchange Commission on March 26, 1999
                           Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

         (Including shares for resale by means of a Form S-3 Prospectus)

                              E-TEK DYNAMICS, INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                    1865 Lundy Avenue                    59-2337308
(State of Incorporation)        San Jose, California 95131            (I.R.S. Employer Identification No.)
                             (Address, including zip code, of
                         Registrant's principal executive offices)


                           1997 EQUITY INCENTIVE PLAN
                      1997 EXECUTIVE EQUITY INCENTIVE PLAN
                            (Full title of the plans)


                             William N. Gerson, Esq.
                                 General Counsel
                              E-TEK Dynamics, Inc.
                                1865 Lundy Avenue
                           San Jose, California 95131
                                 (408) 546-5000



(Name, address, and telephone number, including area code, of agent for service)
                                  -------------




                                    Copy to:


                              Aaron J. Alter, Esq.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                            Proposed               Proposed
                                      Amount                 Maximum               Maximum          Amount of
       Title of Securities to          to be             Offering Price Per        Aggregate      Registration
            be Registered            Registered               Share              Offering Price        Fee

---------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value    5,816,666 shares (1)(2)    $32.46875 (3)        $188,859,874(3)    $52,503
===============================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend,stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(2) Includes 1,791,666 and 4,025,000 shares of Common Stock issued under the 1997 Equity Incentive Plan and 1997 Executive Equity Incentive Plan, respectively.
(3) The estimated Proposed Maximum Offering Price
    Per Share was estimated pursuant to Rule 457(c) under the Securities Act whereby the per share price is the average between the high and low price reported on the Nasdaq National Market on March 19, 1999, which average was $32.46875.

                             E-TEK DYNAMICS, INC.

                              RESALE PROSPECTUS

                    UP TO 5,816,666 SHARES OF COMMON STOCK
       WHICH THE SELLING STOCKHOLDERS MAY RESELL UNDER THIS PROSPECTUS
                    --------------------------------------
The stockholders of E-TEK Dynamics, Inc. listed below may offer and resell up to 5,816,666 shares of E-TEK Dynamics common stock under this prospectus, for their own accounts. E-TEK Dynamics will not receive any proceeds from the sale of the shares.

We issued these shares to the selling stockholders under E-TEK Dynamics' 1997 Equity Incentive Plan and 1997 Executive Equity Incentive Plan.

The selling stockholders may offer their E-TEK Dynamics common stock through public or private transactions, at prevailing market prices or at privately negotiated prices. Such future prices are not currently known.

See "Risk Factors" beginning on page 4 for certain considerations relevant to an investment in our common stock.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of E-TEK Dynamics common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the shares. E-TEK Dynamics' common stock is quoted on the Nasdaq National Market under the symbol "ETEK." Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             --------------------


                The date of this prospectus is March 26, 1999

                      TABLE OF CONTENTS

                                                                            Page
                                                                            ----
E-TEK Dynamics ............................................................   3
Forward-Looking Statements ................................................   3
Risk Factors ..............................................................   4
Selling Stockholders ......................................................   9
Plan of Distribution ......................................................   11
Information Incorporated by Reference .....................................   12
Where to Find More Information About E-TEK Dynamics .......................   13
Indemnification and the SEC's Position on Enforceability...................   13


                             E-TEK DYNAMICS, INC.
E-TEK Dynamics, Inc. is a leader in the design, packaging and manufacturing of high quality passive components and modules for fiber optic networks. We offer a broad product line and believe we have a leading share in markets for several key passive components required by telecommunications equipment manufacturers. E-TEK Dynamics is focused on delivering high performance and reliable optical components for applications which include wavelength division multiplexing and optical amplifiers. Our products are designed for the established terrestrial and submarine long-haul markets as well as emerging short-haul markets, such as metropolitan area networks. Our customers include telecommunications equipment manufacturers such as Alcatel, CIENA, Corning, Lucent, Nortel and Pirelli. Our principal executive offices are located at 1865 Lundy Avenue, San Jose, California 95131. The telephone number at that location is (408) 546-5000.

References to "we" and "our" in this prospectus refer to E-TEK Dynamics rather than to the selling stockholders.

FORWARD-LOOKING STATEMENTS
This  prospectus  and  the  documents  it  incorporates  by  reference   contain
forward-looking statements. We base these statements on our current expectations, estimates and projections about our industry. Either the beliefs of management, or assumptions made by management, form the basis for those expectations, estimates and projections. The safe harbor created by Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") generally protects E-TEK Dynamics and the selling stockholders from liability for these statements. You can often recognize such forward-looking statements by words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," variations of such words, and similar expressions.

These forward-looking statements do not guarantee future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. The Risk Factors section in this prospectus and in the documents incorporated by reference set forth some of those risks and uncertainties. These risks and uncertainties could cause actual results to differ materially and adversely from those discussed in the forward-looking statements. E-TEK Dynamics undertakes no obligation to publicly update any of these forward-looking statements to reflect new information or future events.

RISK FACTORS

We Depend on a Limited Number of Major Customers

The telecommunications equipment industry is dominated by a small number of large companies and is currently consolidating. Consolidation reduces the number of potential customers in the industry. The loss of one or more of our largest customers, any reduction or delay in sales to these customers, our inability to successfully develop relationships with additional customers, or any further price reductions could have a material adverse effect on our business, financial condition and results of operations.

Our  Quarterly  and Annual  Results May  Fluctuate and Our Results May Vary by
Season

Our net revenues and operating results have in the past varied and may in the future vary significantly from quarter to quarter and from year to year as a result of the size and timing of customer orders, the ability to obtain sufficient supplies of sole or limited source materials for our products, the ability to manufacture products on a timely basis, pricing pressure, customer requirements, and changes in the product mix, among other factors. Refusal of customers to accept shipped products, returns of products or difficulties in collecting accounts receivable could result in significant charges against income, which could have a material adverse effect on our business, financial condition and results of operations.

We Depend on a Limited Number of Product Lines

A small number of products have historically accounted for a majority of our net revenues. We may not be successful in developing any other products or taking other steps to mitigate the risks associated with reduced demand for our existing products. Reduced demand for our existing products would have a material adverse effect on our business, financial condition and results of operations.

We Depend on the Success of the Telecommunications Industry

Our future success depends on the continued growth and success of the telecommunications industry. This industry is changing rapidly as telecommunication markets around the world deregulate and open to global competition. Globalization, deregulation and other trends causing
an increase in the  need   for   bandwidth   that  are   currently   driving
growth   in  the telecommunications  industry  may not  continue in a manner that is favorable to us.

Our Sales Process is Long And Unpredictable

The period of time between our initial contact with a customer and the receipt of an actual purchase order may span a year or more. In addition, customers perform, and require us to perform, extensive product evaluation and testing of new components before purchasing them. Reduction or termination of customer purchasing programs, decreases in purchased volumes or reductions in the purchasing of certain components, particularly if unanticipated by us, could have a material adverse effect on our business, financial condition and results of operations.

There has been a Decline In Prices of our Products

The fiber optic component industry is very competitive and is characterized by declining prices resulting from factors such as increased competition and greater unit volumes as telecommunication service providers continue to deploy fiber optic networks. If we are unable to continue to develop and introduce on a timely basis new products that incorporate features that can be sold at higher prices, as well as reduce our manufacturing costs, there is a risk that our net revenues and gross margins could decline, which could have a material adverse effect on our business, financial condition and results of operations.

We Face Intense Competition and We May Compete with our Customers

The market for fiber optic components is intensely competitive. Many of our current and potential competitors and customers have significantly greater financial, technical, marketing, purchasing and other resources than we have, and as a result, may be able to respond more quickly to new or emerging technologies or standards and to changes in customer requirements, to devote greater resources to the development, promotion and sale of products, or to deliver competitive products at lower prices. In addition, consolidation in the fiber optic component industry could intensify the competitive pressures faced by us. For example, two of our competitors, JDS Fitel, Inc. and Uniphase Corp., have recently announced their plan to merge. Many of our competitors manufacture their products in countries offering significantly lower labor costs than in the United States. In addition, some of our customers have fiber optic component manufacturing capabilities, which may represent further competition if those customers choose to manufacture products internally that they formerly purchased from us. We may not be able to compete successfully with our existing or new competitors.

We Need to Expand Our Manufacturing and Corporate Facilities In Order to Support Our Operations

We currently manufacture the majority of our products at our facilities in San Jose, California. We are in the process of increasing our manufacturing capacity at these facilities and additional facilities as well as adding overseas manufacturing capacity through a joint venture in Taiwan. The development of overseas manufacturing capabilities and the expansion of corporate facilities involve significant risks, including unanticipated cost increases, unavailability or late delivery of equipment, unforeseen environmental or engineering problems, personnel recruitment delays, political instability, weather interference, any of which could have a material adverse effect on the start up or operation of new facilities. Our manufacturing and corporate expansion and related capital expenditures are being made in anticipation of a level of customer orders that may not be sustained over multiple quarters, if at all. If anticipated levels of customer orders are not received, we will not be able reduce our expenses quickly enough to prevent a decline in our gross margins and operating income. Such decline could have a material adverse effect on our business, financial condition and results of operations. Conversely, in the event our plans to expand our manufacturing capacity are not implemented on a timely basis, we could face production capacity constraints, which could have a material adverse effect on our business, financial condition and results of operations.
We Depend on a Limited Number of Suppliers

We are dependent on a limited number of suppliers of materials for our products as well as equipment used to manufacture our products. Some of our suppliers are sole sources. The reliance on a sole or limited number of suppliers could result in reduced control over pricing, quality and or delivery problems. Any future difficulty in obtaining sufficient and timely delivery of materials could result in delays or reductions in product shipments, cancellation of orders and loss of future business, which could have a material adverse affect on our business, financial condition and results of operations.

We Depend on Sales Representatives, Distributors and Key Employees

We sell substantially all of our products through a network of sales representatives and distributors, the majority of whom have exclusive rights to sell our products in certain territories. There is a risk that our sales representatives and distributors may discontinue sales of our products in order to switch to representing one or more of our competitors. The loss of, or reduction in sales made by, any of our key sales representatives or distributors could have a material adverse effect on our business, financial condition or results of operations. Our success is dependent, in large part, on the long-term effectiveness of our executive officers and their continued service to E-TEK Dynamics. Our success will also depend in large part upon our ability to attract and retain highly-skilled technical, managerial, sales and marketing personnel, particularly those skilled and experienced with fiber optics. The loss of the services of such key personnel could have a material adverse effect on our business, financial condition and results of operations.

We Face Technological Change and the Uncertainty of Introducing New Products

We expect that new technologies will emerge as competition in the telecommunications equipment industry increases and the need for higher and more cost efficient bandwidth expands. The introduction of new products incorporating new technologies or the emergence of new industry standards could make our existing products uncompetitive, obsolete or unmarketable. Products as complex as those offered by us may contain defects when first introduced or as new versions are released and new products often take longer to develop than originally anticipated. We may not be able to identify, develop, manufacture, market or support new or enhanced products successfully or on a timely basis, our new products may not gain market acceptance and we may not be able to respond effectively to product announcements by competitors, technological changes or emerging industry standards.

We Face Risks from International Operations

We generate a significant portion of our net revenues from sales to companies located outside the United States, principally in Europe. As a result, a significant portion of our sales and operations may be subject to government controls, export licensing requirements and restrictions, tariffs and other trade barriers, slower cash collections, exchange controls and potential adverse tax consequences. Currently, all of our international sales are U.S. dollar denominated. As a result, our operating results could fluctuate significantly based upon changes in the exchange rates of certain currencies in relation to the U.S. dollar.

If We Cannot Protect or Enforce Our Intellectual Property Rights, our Competitive Position may be Impaired

Our success will depend, in part, on our ability to protect our intellectual property. E-TEK Dynamics relies primarily on patent, copyright, trademark and trade secret laws, as well as nondisclosure agreements and other methods to protect our proprietary technologies and processes. Such measures may not provide meaningful protection for our proprietary technologies and processes. Despite reasonable precautions, it may be possible for a third party to copy or otherwise obtain and use our products or technology without authorization, develop similar technology independently or design around our patents. The steps taken by us to prevent misappropriation or infringement of the intellectual property of ours or of our customers may not be successful. The telecommunications equipment industry is characterized by vigorous protection and pursuit of intellectual property rights, and we have also entered into certain indemnification obligations in favor of our customers and strategic partners that could be triggered upon an allegation or finding of our infringement of other parties' proprietary rights. We have in the past received notifications alleging that we are infringing the intellectual property rights of third parties. Irrespective of the validity or successful assertion of such claims, we would likely incur significant costs and diversion of our resources with respect to the defense of such claims, which could also have a material adverse effect on our business, financial condition and results of operations.

Our  Results  May  be  Affected  by  Potential   Acquisitions   and  Strategic
Investments

We expect to review acquisition and strategic investment prospects that would complement our existing product offerings, augment our market coverage, secure supplies of critical materials or enhance our technological capabilities. Future acquisitions or investments by us, including an increase in ownership interests in joint ventures, could result in potentially dilutive issuances of equity securities, large one-time write-offs, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets. Furthermore, acquisitions involve numerous risks, including difficulties in the assimilation of operations, personnel, technologies, products and the information systems of the acquired companies, diversion of management's attention from other business concerns, the diversion of resources from our existing businesses, products or technologies, risks of entering geographic and business markets in which we have no or limited prior experience and the potential loss of key employees of acquired organizations. A failure by us to successfully integrate any businesses, products, technologies or personnel that might be acquired in the future, could also have a material adverse affect on our business, financial condition and results of operations. We Face Environmental and Disaster Risks

We own our headquarter facilities and lease facilities in San Jose. We handle small amounts of hazardous materials as part of our manufacturing activities. Although we believe that we have complied with all applicable environmental regulations in connection with our operations, we may be required to undertake environmental remediation in order to comply with current or future environmental laws. The cost of any remedial actions or the paying of penalties or damages for environmental matters, regardless of fault, could have a material adverse effect on our business, financial condition and results of operations. Our facilities are susceptible to damage from earthquakes as well as from fire, floods, power loss, telecommunications failures and similar events. The occurrence of any of these events could significantly disrupt our operations, and could have a material adverse effect on our business, financial condition and results of operations.

We Face Risks Concerning Year 2000 Compliance

We rely on systems, applications and control devices in operating and monitoring all major aspects of our business. We recently installed new Enterprise Resource Planning software at a cost of approximately $1.0 million which we believe is Year 2000 compliant. With respect to our own systems, we rely on the representations of our primary software vendors that their products are Year 2000 compliant. Based in part on these representations, we believe our other systems, software and devices are also Year 2000 compliant. We have reviewed the effect of Year 2000 issues on our other systems, including both our information technology and non-information technology systems, software and devices, and believe that we are year 2000 compliant. However, the noncompliance of our systems, software and devices could severely disrupt our operations and have a material adverse affect on our business, financial condition and results of operations. We also rely, directly and indirectly, on external systems of our customers, suppliers, creditors, financial organizations, utilities providers and governmental entities, both domestic and international. None of these systems are under our control. Consequently, we could be affected through disruptions in the operations of the enterprises with which we interact.

SELLING  STOCKHOLDERS

The selling stockholders acquired beneficial ownership of all the shares of common stock listed below through restricted stock purchased under E-TEK Dynamics' 1997 Equity Incentive Plan and 1997 Executive Equity Incentive Plan. The following table shows, in each case as of March 1, 1999:

o  the name of each selling stockholder;

o  how many shares the selling stockholder beneficially owns;

o  how  many  shares  the  selling   stockholder   can  resell  under  this
   prospectus; and

o assuming a selling stockholder sells all shares listed next to his or her name, how many shares the selling stockholder will beneficially own after completion of the offering.

We may amend or supplement this prospectus from time to time in the future to update or change this list of selling stockholders and shares which may be resold.


                   (Remainder of page intentionally blank)


                                           Percentage                             Percentage
                             Shares        of            Shares       Shares       of shares
                             Beneficially  Shares        Which      Beneficially  Beneficially
   Selling Stockholder       Owned         Beneficially  May be      Owned if      Owned if
                             Prior         Owned         Sold in   All Shares in  All Shares in
                             to this       Prior         This          This          This
                             Offering      to this       Offering   Offering Are  Offering Are
                               (1)         Offering        (2)        Sold           Sold
--------------------------   ---------     ---------     ---------   ---------     ---------
Anthony, Philip J.(3).         125,000         0.2         125,000      --            --
Fitzpatrick, Michael J.(4).  2,825,000         4.6       2,825,000      --            --
Shih, Kung (5)...............1,398,610         2.3         555,555    843,055           1.4
Shih, Ming (6)...............1,398,611         2.3       1,111,111    287,500           0.5
Subhedar, Sanjay (7).........1,275,000         2.1       1,200,000     75,000           0.1

(1) We have calculated the number and percentage of shares each selling stockholder "beneficially owns" in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership as defined in Rule 13d-3 does not necessarily indicate beneficial ownership for any other purpose. Under
      Rule 13d-3, a person beneficially owns all shares as to which they have either sole or shared voting power or sole or shared investment power, as well as all shares which they have the right to acquire within 60 days of the calculation date by exercising any stock option or other right. Since the list above speaks as of March 1, 1999, beneficial ownership therefore includes all shares which the selling stockholder has the right to acquire within 60 days of March 1, 1999 (i.e. on or before May 1, 1999).

(2) Represents the maximum number of shares that each selling stockholder may sell in this offering. The selling stockholders may sell less than such maximum number of shares, or none of such shares.

(3)   Mr. Anthony serves as E-TEK Dynamics' Vice President of Engineering.

(4) Mr. Fitzpatrick serves as a director of E-TEK Dynamics and as our President and Chief Executive Officer. The shares being offered are held by the Michael J. & Patricia W. Fitzpatrick 1994 Revocable Trust dated 12/23/94; and by the Michael J. Fitzpatrick Grantor Retained Annuity Trust dated 8/13/98; primarily for the benefit of Mr.Fitzpatrick and his immediate family.

(5) Mr. Kung Shih is an employee of the E-TEK Dynamics and serves as President of FibX Corporation, our joint venture located in Taiwan. A portion of the shares being registered is held by Shih Investments,L.P., of which Mr. Kung Shih and his spouse Coral Shih are the general partners. The limited partnership is primarily for the benefit of Mr.Kung Shih and his immediate family members.

(6) Mr. Ming Shih serves as E-TEK Dynamics' Senior Vice President, Sales and Marketing.

(7) Mr. Subhedar serves as E-TEK Dynamics' Senior Vice President, Operations, as well as Chief Financial Officer and Secretary.

PLAN OF DISTRIBUTION
E-TEK Dynamics has been advised by the selling stockholders that they intend to sell all or a portion of the shares offered hereby from time to time in the Nasdaq National Market and that sales will be made at prices prevailing in the Nasdaq National Market at the times of such sales. The selling stockholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. Further, the selling stockholders may choose to dispose of the shares offered hereby by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, the selling stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser).

Sales of shares offered under this prospectus are, however, limited by several factors. First, the selling stockholders are party to certain lock-up agreements with the representatives of the underwriters of E-TEK Dynamics' initial public offering on December 1, 1998. Pursuant to these lock-up agreements, the selling stockholders may not transfer their shares for a period of 180 days from the date of E-TEK Dynamics' initial public offering on December 1, 1998. Second, the volume restrictions of Rule 144 (described below) will apply to such sales. Third, the selling stockholders are subject to the E-TEK Dynamics stock trading policy and procedures, which may also limit the timing of such sales. Fourth, the shares are subject to repurchase by E-TEK Dynamics under certain circumstances, such as the resignation of a selling stockholder.

Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

E-TEK Dynamics has advised the selling stockholders that Regulation M issued under the Exchange Act may apply to sales in the market and has informed them of the possible need for delivery of copies of this prospectus. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act. Upon E-TEK Dynamics being notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer  for  the  sale
of shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the selling stockholders, the commissions paid or discounts or concessions allowed by the selling stockholders to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including any person who may be deemed to be an "affiliate" of E-TEK Dynamics, is entitled to sell within any three month period "restricted shares" beneficially owned by him or her in an amount that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in shares of Common Stock during the four calendar weeks preceding such sale, provided that at least one year has elapsed since such shares were acquired from E-TEK Dynamics or an affiliate of E-TEK Dynamics. Sales are also subject to certain requirements as to the manner of sale, notice and availability of current public information regarding E-TEK Dynamics. However, a person who has not been an "affiliate" of E-TEK Dynamics at any time within three months prior to the sale is entitled to sell his or her shares without regard to the volume limitations or other requirements of Rule 144, provided that at least two years has elapsed since such shares were acquired from E-TEK Dynamics or an affiliate of E-TEK Dynamics.

There can be no assurance that the selling stockholders will sell any or all of the shares of Common Stock offered hereunder.

INFORMATION  INCORPORATED  BY REFERENCE

This prospectus incorporates by reference the following documents and information, all of which E-TEK Dynamics has filed in the past with the Securities and Exchange Commission ("SEC"):

o The prospectus relating to our initial public offering, filed on December 2, 1998.

o     Quarterly Report on Form 10-Q filed February 8, 1999.

Unless E-TEK Dynamics has filed a post-effective amendment to the registration statement under the Securities Act which contains this prospectus indicating that all of the shares have been sold or which deregisters all shares then remaining unsold, all documents which E-TEK Dynamics subsequently files under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing of such documents. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been or may be incorporated by reference in this prospectus. Direct any request for such copies by writing or telephoning us at the following address: Investor Relations, E-TEK Dynamics, Inc., 1865 Lundy Avenue, San Jose, California 95131; the telephone number is (408) 546-5000.

WHERE TO FIND MORE INFORMATION ABOUT E-TEK DYNAMICS, INC.

We are required to file special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public from the SEC's Web site at http://www.sec.gov. This prospectus contains information concerning E-TEK Dynamics and the sale of its Common Stock by the Selling Stockholders, but does not contain all the information set forth in the Registration Statement on Form S-1 which we have filed with the SEC under the Securities Act. Statements made in this Prospectus as to the contents of any other document are not necessarily complete, and must be read in the context of the entire document itself. The Registration Statement, including various exhibits, may be obtained upon payment of the fee prescribed by the SEC, or may be examined without charge at the SEC's office in Washington, D.C.

INDEMNIFICATION AND THE SEC'S POSITION ON ENFORCEABILITY

As permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), E-TEK Dynamics' Certificate of Incorporation provides that each person who is or was or who had agreed to become a director or officer of E-TEK
Dynamics or who had agreed at the request of the E-TEK Dynamics Board of Directors or an officer of E-TEK Dynamics to serve as an employee or agent of ours or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by us to the full extent permitted by the DGCL or any other applicable laws. Such Certificate of Incorporation also provides that we may enter into one or more agreements with any person which provides for indemnification greater or different than that provided in such Certificate, and that no amendment or repeal of such Certificate shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

Our Bylaws provide that we shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate was or is a director, officer or employee of ours or any predecessor of E-TEK Dynamics or serves or served any other enterprise as a director, officer or employee at the request of E-TEK Dynamics or any predecessor of E-TEK Dynamics.

We have entered into an indemnification agreement with each of our directors and certain of our officers.

We intend to purchase and maintain insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling E-TEK Dynamics pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                   (Remainder of page intentionally blank)

                             E-TEK DYNAMICS, INC.
                      REGISTRATION STATEMENT ON FORM S-8

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

1. The Registrant's Prospectus, filed on December 2,1998,pursuant to Rule 424(b) promulgated under the Securities Act.

2. The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed on November 24, 1998.

3. The Quarterly Report on Form 10-Q filed on February 8, 1999.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.     Description of Securities

            Not applicable.

Item 5.     Interests of Named Experts and Counsel

            Not applicable.

Item 6.     Indemnification of Directors and Officers

As permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation provides that each person who is or was or who had agreed to become a director or officer of the Registrant or who had agreed at the request of the Registrant's Board of Directors or an officer of the Registrant to serve as an employee or agent of the Registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the full extent permitted by the DGCL or any other applicable laws. Such Certificate of Incorporation also provides that the Registrant may enter into one or more agreements with any person which provides for indemnification greater or different than that provided in such Certificate, and that no amendment or repeal of such Certificate shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

The Registrant's Bylaws provide that the Registrant shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate was or is a director, officer or employee of the Registrant or any predecessor of the Registrant or serves or served any other enterprise as a director, officer or employee at the request of the Registrant or any predecessor of the Registrant.

The Registrant has entered into an indemnification agreement with each of its directors and certain of its officers.

The Registrant intends to purchase and maintain insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.

Item 7.     Exemption from Registration Claimed

The issuance of the shares being offered by the resale prospectus were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule
701. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationship with E-TEK Dynamics, to information about E-TEK Dynamics.

Item 8.     Exhibits

Exhibit
Number                                 Document
           -----------------------------------------------------------------

4.1*       Registrant's 1997 Equity Incentive Plan

4.2*       Registrant's 1997 Executive Equity Incentive Plan

23.1       Consent of PricewaterhouseCoopers LLP

24         Power of Attorney (see page 19)

----------------------
(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-61763), declared effective on December 1, 1998.

Item 9.      Undertakings

 (a)   The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or
       proceeding)  is  asserted  by  such director,   officer  or  controlling
       person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                   (Remainder of page intentionally blank)

                                    SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant, E-TEK Dynamics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 25th day of March, 1999.

                              E-TEK Dynamics, Inc.

                                     By:   /s/ William N. Gerson
                                           William N. Gerson
                                           General Counsel

                                 POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanjay Subhedar and William N. Gerson and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                    Title                       Date

/s/ Michael J. Fitzpatrick  President, Chief                 March 18, 1999
--------------------------- Executive Officer and
Michael J. Fitzpatrick      Director (Principal
                            Executive Officer)


/s/ Sanjay Subhedar         Senior Vice President,           March 18, 1999
--------------------------- Operations Chief
Sanjay Subhedar             Financial Officer and
                            Secretary (Principal
                            Financial and Accounting
                            Officer)



/s/ Walter G. Kortschak     Chairman of the Board of         March 22, 1999
--------------------------- Directors
Walter G. Kortschak



/s/ David Dorman            Director                         March 24, 1999
---------------------------
David Dorman



/s/ Joseph W. Goodman       Director                         March 23, 1999
---------------------------
Joseph W. Goodman



/s/ Donald J. Listwin       Director                         March 23, 1999
---------------------------
Donald J. Listwin



/s/ Peter Y. Chung          Director                         March 24, 1999
---------------------------
Peter Y. Chung

                                     PAGE 19




                              INDEX TO EXHIBITS



Exhibit
Number                                 Document
           -----------------------------------------------------------------

4.1*       Registrant's 1997 Equity Incentive Plan

4.2*       Registrant's 1997 Executive Equity Incentive Plan

23.1       Consent of PricewaterhouseCoopers LLP

24         Power of Attorney (see page 19)

----------------------
(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-61763), declared effective on December 1, 1998.